UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2006

ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 31, 2006, Royal Caribbean Cruises Ltd. issued a press release entitled “Leon to Retire as Royal Caribbean Cruises Ltd. CFO; Company Names EVP Brian Rice as Replacement.” A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Royal Caribbean Cruises Ltd., whether made before or after the filing of this report, regardless of any general incorporation language in the filing, except as expressly set forth by specific reference in such a filing.

Section 9 –Exhibits

Item 9.01 Exhibits.

(c)	Exhibits

Exhibit 99.1 – Press release entitled “Leon to Retire as Royal Caribbean Cruises Ltd. CFO; Company Names EVP Brian Rice as Replacement” dated October 31, 2006 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	October 31, 2006	By:	/s/ BRADLEY H. STEIN

			Name:	Bradley H. Stein
			Title:	Vice President and General Counsel

Exhibit 99.1

For Immediate Release

Contact: Lynn Martenstein
(305) 539-6573

LEON TO RETIRE AS ROYAL CARIBBEAN CRUISES LTD. CFO;

COMPANY NAMES EVP BRIAN RICE AS REPLACEMENT

Miami—October 31, 2006 – Royal Caribbean Cruises Ltd. announced today that Chief Financial Officer (CFO) Luis Leon will retire from the company, and that Executive Vice President Brian Rice will succeed him as CFO.

Leon has been the company CFO since 2003, when he joined the company. He will assist in the transition, which is expected to be completed before the end of 2006.

“Luis has made a significant contribution to our company’s financial success, and we are grateful for his dedication and commitment,” said Chairman and CEO Richard Fain. “All of us wish him well in his retirement.”

“I am pleased to have worked with a company the caliber of Royal Caribbean,” said Leon. “I am confident in its future prospects, and look forward to watching it grow.”

Leon and his wife, Connie, plan to move to their home in Estero, Florida.

Incoming CFO, Brian Rice, has an extensive background in financial operations and revenue-performance management. He is widely recognized as a leader in revenue management, having overseen the conceptual development and implementation of the company’s highly regarded revenue-management systems and procedures. He also designed many of the company’s financial-management models, and led numerous operational and financial initiatives. Rice will be the fourth CFO in Royal Caribbean’s 35-year history.

“Brian has played a pivotal role in the growth, profitability and efficiency of our company,” said Fain. “We are excited he has accepted this latest challenge, and look forward to his expanded role in this next phase of our prosperity and success.”

Royal Caribbean Cruises Ltd. is a global cruise company that operates Royal Caribbean International and Celebrity Cruises with a combined total of 29 ships in service and six under construction. The company also offers unique land-tour vacations in Alaska, Canada and Europe through its cruise-tour division. Additional information can be found on www.royalcaribbean.com, www.celebrity.com and www.rclinvestor.com.

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